As filed with the Securities and Exchange Commission on July 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEVERLY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1691861 (I.R.S. Employer Identification Number)

One Thousand Beverly Way Fort Smith, Arkansas (Address of Principal Executive Offices)	72919 (Zip Code)

BEVERLY ENTERPRISES, INC.
1997 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

Douglas J. Babb
One Thousand Beverly Way
Fort Smith, Arkansas 72919
(Name and Address of Agent For Service)

(479) 201-2000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share	Offering Price(2)	Registration Fee(3)
Common Stock, par value $0.10 per share	5,250,000	N/A	$44,047,500	$5,580.82

(1)	Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered under the Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(c) and Rule 457(h)(1) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 29, 2004, which was $8.39.

PART II
Item 8. Exhibits.
SIGNATURE
EXHIBIT INDEX
Opinion and Consent of John G. Arena, Esq.
Consent of Ernst & Young LLP

NOTE

     The purpose of this Form S-8 is to increase by 5,250,000 the number of shares of Beverly Enterprise, Inc. common stock, par value $0.10 per share, which may be issued pursuant to awards under the Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan (the “Plan”). In accordance with General Instruction E to the Form S-8, Beverly Enterprises, Inc. (the “Registrant”) hereby incorporates herein by reference the Form S-8s previously filed by the Registrant with respect to the Plan on December 8, 1997 (SEC File No. 333-41669) and July 27, 2001 (SEC File No. 333-66026).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description
4.1	Certificate of Incorporation of New Beverly Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997)

4.2	Certificate of Amendment of Certificate of Incorporation of New Beverly Holdings Inc., changing its name to Beverly Enterprises, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997)

4.3	By-Laws of Beverly Enterprises, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed on June 4, 1997 (File No. 333-28521))

5.1	Opinion of John G. Arena, Esq.

23.1	Consent of John G. Arena, Esq. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of signature page)

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Fort Smith, State of Arkansas, on this 2nd day of July, 2004.

BEVERLY ENTERPRISES, INC.
By:	/s/ Pamela H. Daniels
Senior Vice President, Controller
and Chief Accounting Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Douglas J. Babb and John G. Arena, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William R. Floyd William R. Floyd	Chairman of the Board, President, Chief Executive Officer and Director	July 2, 2004

/s/ Donald L. Seeley Donald L. Seeley	Director	July 2, 2004

/s/ John D. Fowler, Jr. John D. Fowler, Jr.	Director	July 2, 2004

Signature	Title	Date
/s/ John P. Howe, III John P. Howe, III	Director	July 2, 2004

/s/ James W. McLane James W. McLane	Director	July 2, 2004

/s/ Marilyn R. Seymann Marilyn R. Seymann	Director	July 2, 2004

/s/ Ivan R. Sabel Ivan R. Sabel	Director	July 2, 2004

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of John G. Arena, Esq.

23.1	Consent of John G. Arena, Esq. (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP